Registration No. 333-

As filed with the Securities and Exchange Commission on March 27, 2025

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

MetaVia INC.
(Exact name of registrant as specified in its charter)

Delaware	47-2389984
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

545 Concord Avenue, Suite 210 Cambridge, MA	02138
(Address of Principal Executive Offices)	(Zip code)

MetaVia Inc. Amended and Restated 2022 Equity Incentive Plan

(Full title of the plan)

Hyung Heon Kim
President, Chief Executive Officer and Director
MetaVia Inc.

545 Concord Avenue, Suite 210

Cambridge, MA 02138
(Name and address of agent for service)

857-702-9600

(Telephone number, including area code, of agent for service)

Copies to:

Phillip D. Torrence, Esq.
Joshua W. Damm, Esq.
Honigman LLP
650 Trade Center Way, Suite 200
Kalamazoo, Michigan 49002
Tel: (269) 337-7700

Fax: (269) 337-7703

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

REGISTRATION OF ADDITIONAL SHARES PURSUANT TO GENERAL INSTRUCTION E

This Registration Statement on Form S-8 (the “Registration Statement”) is being filed by MetaVia Inc. (the “Registrant,” “we,” “us” or “our”) for the purpose of registering an additional 1,694,929 shares of common stock, par value $0.001 per share (the “Common Stock”), issuable under the MetaVia Inc. Amended and Restated 2022 Equity Incentive Plan (the “2022 Incentive Plan”) pursuant to the provision of the 2022 Incentive Plan providing for an annual automatic increase in the number of shares reserved for issuance under the 2022 Incentive Plan. This Registration Statement hereby incorporates by reference the contents of the Registrant’s previous registration statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on April 17, 2023 (Registration No. 333-271292) to the extent not superseded hereby.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 of the Securities Act of 1933, as amended (the “Securities Act”), and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. The documents containing the information specified in Part I of Form S-8 will be delivered to the participants in the equity benefit plans covered by this Registration Statement as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission pursuant to the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated herein by reference:

(a)	the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the Commission on March 20, 2025 (the “Annual Report”);

(b)	all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Registrant’s Annual Report referred to in (a) above; and

(c)	the description of the Registrant’s Common Stock which is contained in the Registration Statement on Form 8-A filed with the Commission on June 20, 2016 (File No. 001-37809) under Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents, except that information furnished to the Commission under Item 2.02 or Item 7.01 in Current Reports on Form 8-K and any exhibit relating to such information, shall not be deemed to be incorporated by reference in this Registration Statement.

Any statement contained herein or in a document incorporated or deemed to be incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement, or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement, modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

EXHIBIT INDEX

The following exhibits are filed as part of this Registration Statement.

INDEX TO EXHIBITS

Exhibit		Incorporated by Reference
Number	Description	Form	File No.	Exhibit	Filing Date
4.1	Third Amended and Restated Certificate of Incorporation of Registrant	8-K	001-37809	3.1	8/10/2016
4.2	Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37809	3.1	12/31/2019
4.3	Certificate of Amendment (Name Change) to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37809	3.2	12/31/2019
4.4	Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37809	3.1	9/12/2022
4.5	Certificate of Amendment (Reverse Stock Split) to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37809	3.1	12/19/2023
4.6	Certificate of Amendment (Name Change) to the Third Amended and Restated Certificate of Incorporation of the Registrant	8-K	001-37809	3.1	11/18/2024
4.7	Fourth Amended and Restated Bylaws of the Registrant	8-K	001-37809	3.1	11/18/2024
5.1*	Opinion of Honigman LLP
23.1*	Consent of BDO USA, P.C.,Independent Registered Public Accounting Firm
23.2*	Consent of Honigman LLP (included in Exhibit 5.1).
24.1*	Power of Attorney of certain directors and officers of the Registrant (contained on signature page)
99.1	Amended and Restated 2022 Equity Incentive Plan and forms of award agreements	10-K	001-37809	10.7	3/27/2025
107*	Filing Fee Table

*            Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on March 27, 2025.

METAVIA INC.

By:	/s/ Hyung Heon Kim
	Name:	Hyung Heon Kim
	Title:	President, Chief Executive Officer and Director

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Hyung Heon Kim and Andrew I. Koven, and each of them, as his true and lawful attorneys-in-fact, proxies and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, including post-effective amendments and to file the same, with any exhibits thereto and other documents in connection therewith, with the Commission, or any state securities department or any other federal or state agency or governmental authority granting unto such attorneys-in-fact, proxies and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact, proxies and agents, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hyung Heon Kim	President, Chief Executive Officer (Principal Executive	March 27, 2025
Hyung Heon Kim	Officer) and Director

/s/ Marshall H. Woodworth	Chief Financial Officer (Principal Financial Officer and	March 27, 2025
Marshall H. Woodworth	Principal Accounting Officer)

/s/ Andrew I. Koven	Chairman of the Board of Directors	March 27, 2025
Andrew I. Koven

/s/ Mark A. Glickman	Director	March 27, 2025
Mark A. Glickman

/s/ Jason L. Groves	Director	March 27, 2025
Jason L. Groves

/s/ Michael Salsbury	Director	March 27, 2025
Michael Salsbury

/s/ D. Gordon Strickland	Director	March 27, 2025
D. Gordon Strickland
/s/ James P. Tursi	Director	March 27, 2025
James P. Tursi, M.D